Exhibit (g)(3)

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment (“Amendment”) to the GLOBAL CUSTODY AGREEMENT, dated December 16, 2022 among each of the Customers listed on Annex C thereto and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as amended as of the date hereof (the “Agreement”), is made and entered into as of May 12, 2025, between the Customers, the New Customer (as defined below) and J.P. Morgan.

W I T N E S S E T H:

WHEREAS, the Customers and J.P. Morgan entered into the Agreement;

WHEREAS, the following entity requests that J.P. Morgan provide custodial, settlement, asset servicing and other associated services to it under the terms and conditions set forth in the Agreement:

1.	Eaton Vance Mortgage Opportunities ETF (the “New Customer”); and

WHEREAS, J.P. Morgan agrees to provide custodial, settlement, asset servicing and other associated services pursuant to the terms and conditions set forth in the Agreement in respect of the New Customer.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	DEFINITIONS. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Agreement.
2.	The New Customer hereby agrees to be subject to and bound by the terms and conditions of the Agreement.
3.	AMENDMENTS. The Agreement shall be amended as follows:
(a)	Annex C of the Agreement is hereby amended and restated in its entirety by Annex C hereto.
(b)	Save as amended by this Amendment, the Agreement shall remain in full force and effect.
4.	REPRESENTATIONS. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.
5.	ENTIRE AGREEMENT. This Amendment and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties.

6.	COUNTERPARTS. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by both parties.
7.	LAW AND JURISDICTION. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

MORGAN STANLEY ETF TRUST (acting on behalf of each of the series or portfolios listed in Annex C hereto)		JPMORGAN CHASE BANK, N.A.

By:	/s/ Francis Smith	By:	/s/ Carl Mehldau
Name:	Francis Smith	Name:	Carl Mehldau
Title:	Treasurer	Title:	Executive Director
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Annex C – List of Customers

Morgan Stanley ETF Trust

1.	Calvert International Responsible Index ETF
2.	Calvert Ultra-Short Investment Grade ETF
3.	Calvert US Large-Cap Core Responsible Index ETF
4.	Calvert US Large-Cap Diversity, Equity and Inclusion Index ETF
5.	Calvert US Mid-Cap Core Responsible Index ETF
6.	Calvert US Select Equity ETF
7.	Eaton Vance Intermediate Municipal Income ETF
8.	Eaton Vance High Yield ETF
9.	Eaton Vance Ultra-Short Income ETF
10.	Parametric Equity Premium Income ETF WO Parametric Dividend Premium Income ETF)
11.	Parametric Hedged Equity ETF
12.	Eaton Vance Total Return Bond ETF
13.	Eaton Vance Short Duration Municipal Income ETF
14.	Eaton Vance Floating-Rate ETF
15.	Eaton Vance Short Duration Income ETF
16.	Eaton Vance Income Opportunities ETF
17.	Eaton Vance CLO Investment Grade Income ETF
18.	Eaton Vance High Yield Municipal Income ETF
19.	Parametric Equity Plus ETF
20.	Eaton Vance Mortgage Opportunities ETF
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